                                                                    EXHIBIT 10.8


                        UNILATERAL PROMISE TO SELL SHARES


BETWEEN:

-   MASSIMO FOGGINI
    born on April 6th, 1935 in Turin (Italy), of Italian Nationality, residing at Strada Privata Santa Brigida 131, Moncalieri, Italy married under a contract providing for separate ownership of property and, consequently, entitled alone to enter into this agreement.

-   GIOVANNI FOGGINI
    born on November 24, 1939 in Turin (Italy), of Italian Nationality, residing at Corso Einaudi 7, Turin, Italy, married under a contract providing for separate ownership of property and, consequently, entitled alone to enter into this agreement.

-   PAOLO FOGGINI
    born on November 21, 1941 in Turin (Italy), of Italian Nationality, residing at Via Moncalieri 2, Moncalieri, Italy, married under a contract providing for separate ownership of property and, consequently, entitled alone to enter into this agreement.

-   MARIA ALBA FOGGINI
    born on July 3, 1943 at Alba (Italy),
    of Italian Nationality,
    residing at Piazza Vittorio Veneto 5, Turin, Italy, married under a contract providing for separate ownership of property and, consequently, entitled alone to enter into this agreement.

         COLLECTIVELY REFERRED HEREIN AS "THE PROMISOR"

                                                                ON THE ONE HAND,

AND

"KEY PLASTICS LLC", a company incorporated under the laws of the United States of America, having its registered office at 21333 Haggerty Road, Suite 200 - Novi (48375), Michigan, United States of America.

         Represented by Mr. Dave BENOIT, acting in its capacity duly empowered for the purpose of the present agreement,

              REFERRED HEREIN AS "THE BENEFICIARY"

                                                              ON THE OTHER HAND,
                                   WITNESSETH

WHEREAS, the Promisor owned, directly or indirectly, all of the issued and outstanding shares of the three holding companies of the Foggini group, i.e. Foggini Groupe SA (the French holding company), Foggini SA (the Swiss holding company) and Foggini and C. Srl (the Italian holding company):

- the Promisor owned 100% of the shares in Foggini Groupe SA and Foggini SA, and 38,4615% of the shares in Foggini & C. Srl;

- Foggini Groupe SA and Foggini SA owned respectively 50% and 11,5384% of the shares in Foggini & C. Srl.

WHEREAS, the Promisor also owned directly 100% of the shares in Foggini Progetti Srl and 3%. of the shares in Radicar Srl, the balance representing 97% of the capital of Radicar being owned by Foggini & C.

WHEREAS, the Promisor has transferred to Key Foggini Europe the direct ownership of all their shares in Foggini Groupe SA, Foggini SA and Foggini Progetti, Foggini and C. Srl and Radicar, pursuant to the following operations:

i) The Promisor has transferred to Foggini Key Europe SARL, on the date hereof, the ownership of a number of shares in Foggini Groupe SA, Foggini SA and Foggini Progetti Srl, representing in each company 45% of the issued share capital;

ii) Foggini -Key Europe Sarl has subscribed on February 18, 1999 1.400.000 shares in a share capital increase of Foggini & C. Srl

iii) The Promisors upon the occurrence of what is provided under point iv) of the share Purchase Agreement contributed, on the date hereof, to Key Foggini Europe sarl, the ownership of the remaining 55% of the capital of Foggini Groupe SA, Foggini SA, Foggini Progetti Srl, of 25% of the capital of Foggini and C. Srl and 3% of the capital of Radicar Srl, against
     30.184.538 B category shares representing 35 % of the share capital of Foggini Key Europe. SARL.

WHEREAS, following final implementation of the above mentioned contribution operation, and subject to the terms and conditions set forth herein, the Promisor desires to undertake to sell to the Beneficiary, which promise the latter wishes to accept, these newly created 301,845 shares representing an 35% of the share capital of Foggini Key Europe Sarl.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1    DEFINITIONS

When used in connection with this agreement, the terms listed below shall have the following meanings:

GROUP FOGGINI shall mean the following eleven companies:

1. 100% of the capital in the FOGGINI GROUPE S.A. Company, a French joint stock company with a share capital of FRF 26,000,000 ;
2. 100% of the capital of the FOGGINI SA Company (Suisse), a Swiss joint stock company with a capital of SFR 500,000.
3.  100% of the capital of the FOGGINI DEUTSCHLAND GmbH a German company.
4.  100% of the capital of the FOGGINI IBERICA SL a Spanish company.
5. 100% of the capital of the FOGGINI France Company SA, a French joint stock company with a capital of FRF 70,000,000
6.  51% of the capital of the FOGGINI BOHEMIA s.r.o. a Czechoslovakian company.
7. 100% of the capital of the FOGGINI & C Srl. Company, an Italian limited liability company with a capital of Italian Lira 4.000,000,000.
8. 100% of the capital of the FOGGINI PROGETTI Srl. Company, an Italian limited liability company with a capital of Italian Lira 20,000,000.
9. 100% of the capital of the RADICAR Srl. Company, an Italian limited liability company with a capital of 99,000,000..
10. 100% of the capital of the CORIL SA Company, a Swiss joint stock company with a capital of 600,000 Swiss Francs.
11. 51% of the capital of the ELMEG Srl Company, an Italian limited liability company with a capital of Italian Lira 99,000,000.


AGREEMENT shall mean this unilateral promise to sell Shares, signed by the Promisor and the Beneficiary, together with the Annexes hereto.

CONTRACTUAL PERIOD shall mean any period of 12 subsequent months starting March 17 of a civil year and ending March 16 of the next civil year.

COMPANY shall mean Foggini Key Europe Sarl, a company governed by the laws and regulations of Luxembourg, with a share capital of 56.057.000 Euros, having its registered office located at Luxembourg, L-2453, 16, rue Eugene Ruppert,.

FOGGINI GROUPE shall mean Foggini Groupe SA, a French societe anonyme with a share capital of French Francs 26.000.000, divided into 26.000 shares with a par value of French Francs 1.000, all in the same class and fully paid up, which has its registered office at Rochefort sur Mer 17300, Zone Industrielle des Soeurs, , registered with the Rochefort Companies Registrar under N(degree)311 285 423.

FOGGINI ITALY shall mean Foggini & C. Srl, an Italian company with a share capital of Italian Liras 4,000,000,000 divided into 4,000,000 shares with a par value of Italian Lira 4,000,000, all in the same class and fully paid up, which has its registered office at Via Aosta 18, 10092 Beinasco (Torino), registered with the Torino Companies Registrar under N(degree) 272/1965/206.

FOGGINI PROGETTI shall mean Foggini Progetti Srl, an Italian company with a share capital of Italian 20.000.000 Liras, divided into 20,000 shares with a par value of Italian Liras 1,000, all in the same class and fully paid up, which has its registered office at Via Aosta 17, 10092 Beinasco (Torino), registered with the Torino Companies Registrar under N(degree) 272/4238/1982.

FOGGINI SWITZERLAND shall mean Foggini SA, a Swiss corporation with a share capital of Swiss Francs 500.000, divided into 5.000 shares with a par value of Swiss Francs 100, all in the same class and fully paid up, which has its registered office at Via la Pobbia, Novazzano, registered with the Mendrisio Companies Registrar under N(degree) 524.3.006.759-4.

CONTRIBUTION OPERATION shall mean the contribution of the Promisor in favor of the company, effected today, and concerning the full and total property of the shares representing 55% of the capital of Foggini Groupe, Foggini Switzerland and Foggini Progetti and the shares representing 25% of the capital of Foggini & C and 3% of the capital of Radicar Srl as a consideration of 35% of the Capital share of Key Foggini Europe Sarl.

SHARES shall mean 30.184 B shares, subject of the present agreement, representing 35% of the issued share capital of the Company, which have been created by the Company in respect of the increase of its capital and attributed to the Promisor following the Contribution Operation.

THE OPTION shall mean the right allowed to the Beneficiary to exercise or not the Agreement and so acquire or not the shares

OPTION PRICE shall mean the Option Price as defined in Article 4 of the Agreement.

SHARE TRANSFER PRICE shall mean the Share Transfer Price as defined in Article 5 of the Agreement.


ARTICLE 2     PROMISE TO SELL

The Promisor irrevocably undertakes to transfer the Shares to the Beneficiary under the terms and conditions defined herein below.

The Beneficiary accepts the Promise granted as such and reserves the right to exercise it or not.


ARTICLE 3     PROMISE TERM OF VALIDITY

This promise to sell is granted until the earlier of (i) March 16, 2006, 12:00 p.m. and (ii) the date of exercise if any, of the Option.


ARTICLE 4     OPTION PRICE

In consideration of the Option granted to the Beneficiary, the parties have agreed that, as long as the Option is not exercised, the Beneficiary shall pay to the Promisor at the end of each Contractual Period the following Option
Price:

- for the period ended March 16, 2000: the amount of Twelve Million Eight hundred and Forty Nine Thousand Three Hundred French Francs (FF12,849,300);

- for the period ended March 16, 2001: the amount of Twelve Million Eight hundred and Forty Nine Thousand Three Hundred French Francs (FF12,849,300);

- for the period ended March 16, 2002: the amount of Twenty One Million Four hundred Fifteen Thousand Five Hundred French Francs (FF 21,415,500);

- for the period ended March 16, 2003: the amount of Twenty One Million Four hundred Fifteen Thousand Five Hundred French Francs (FF 21,415,500);

- for the period ended March 16, 2004: the amount of Twenty One Million Four hundred Fifteen Thousand Five Hundred French Francs (FF 21,415,500);

- for the period ended March 16, 2005: the amount of Twenty One Million Four hundred Fifteen Thousand Five Hundred French Francs (FF 21,415,500);

- for the period ended March 16, 2006: the amount of Twenty One Million Four hundred Fifteen Thousand Five Hundred French Francs (FF 21,415,500);

The Option Price shall be paid by the Beneficiary to the Promisor 15 days at the latest before the end of each Contractual Period.

Should the Option be exercised, the Option Price for the Contractual Period considered shall be settled on the date of execution of the Option, on a pro rata basis of the number of dayus elapsed since the start of the relevant Contractual Period and on the basis of a 365 day year and shall become due and payable at the date of payment of the Share Transfer Price.


ARTICLE 5     SHARE TRANSFER PRICE

Should the Option be exercised, the Parties have irrevocably agreed to a Share Transfer Price of:

- Two Hundred Fourteen Million One Hundred Fifty Five Thousand French Francs (FF214,155,000), , in the event the Option is exercised prior to March 16, 2004, 12:00 p.m.

- Two Hundred Fourteen Million One Hundred and Fifty Five Thousand French Francs (FF214,155,000) plus any increase of the consolidated net asset value of the FOGGINI GROUP between February 15, 2002 and the date of exercise of the Option, , in the event the Option is exercised after March 16, 2004, 12:00 p.m. and until the term hereof.

    For the computation of this increase of the consolidated net asset value of the FOGGINI GROUP, the Parties agrees in advance to entrust such mission to the audit firm Arthur Andersen Milan which shall have to render its report( within 30 days of the exercise of the Option.

    In case of disagreement on the definition of the consolidated net asset value, the Parties nominate in advance Arthur Andersen Milan as expert to supply such definition pursuant to applicable accounting practices in each countries, its opinion being binding upon the Parties, without any possibility of recourse, which they accept expressly.

amount which will come in addition to any prior payment of Option Price(s).


ARTICLE 6     DATE OF EXECUTION

In the event the Option is exercised, then, within Thirty (30) working days after the Promise being exercised, the Beneficiary shall be required to make a payment to the Promisor of the Share Transfer Price stipulated in Article 5, by bank transfer in accordance to the Beneficiary instruction, in exchange for a share transfer document authorizing the Beneficiary to register said transfer in the Company share register, duly signed by the Promisor.

The Shares will be transferred with full rights as from the first day of the financial year during which this Promise shall have been exercised.


ARTICLE 7     WARRANTIES

The Promisor undertakes to sell the shares free of any liens, preemptive rights, seizures, securities, warranties, claims or any other obligations likely to restrict in any way whatsoever the full and rightful ownership and free disposal thereof.

The Promisor also undertakes not sell, pledge or encumber the shares in any manner until the term hereof , as defined in Article 3 hereinabove.


ARTICLE 8     SCOPE AND INTEGRITY OF THE AGREEMENT

No action or omission by the Parties, except where specifically agreed by the Parties in writing, shall be interpreted as a waiver of any provisions of the present Agreement.

This Agreement sets out all the undertakings given by the Parties in connection with its object.

If any material provision of this Agreement is held to be invalid or unenforceable, partly or wholly, such determination shall not invalidate any other provision of this Agreement. However, the Parties hereto shall attempt, through negotiations in good faith, to replace any provision of this Agreement so held to be invalid or unenforceable by a provision of comparable effect. The failure of the Parties to reach agreement on a replacement provision shall neither affect the validity of the remaining provisions of this Agreement nor the validity of the valid or enforceable part of any provision held partly invalid, which provision shall take effect to the maximum extent permitted by law.


ARTICLE 9    ADDENDA

This Agreement shall not be amended other than by a written addendum signed by the Parties. The tolerance or lack of action on the part of the Beneficiary or the Promisor shall not be construed to mean the waiver of their respective rights within the meaning of this Agreement.

ARTICLE 10   NOTICE


All notices as between the Parties shall be served by registered letter with acknowledgement of receipt sent to the address of the addressee set out below or any other address notified by way of the above mentioned methods. All time limits shall run as from the day the said letter is presented, as evidenced by indications form postal or courier service, or, in case of interruption of such service, from the day such letter is received by the addressee by any other expedient means.


Concerning the Seller:

      for the attention of Mr. Vittorio Blaas Anselmi, Avvocato, Corso Venezia 37, Milan, Italy

Concerning the Buyer

      At its registered office as indicated on the first page of the Agreement, for the attention of Mr. D. Benoit or C. Coumans


ARTICLE 11   LANGUAGE - GOVERNING LAW - JURISDICTION

This Agreement is drawn up in French.

The translation in English of the Agreement is non binding on the parties and on third parties.

This Agreement shall be governed by and construed according to the laws of France.

The Courts of Paris shall have jurisdiction over all disputes and all other proceedings arising in connection with the interpretation or performance of this Agreement, should the Parties fail to come to an out-of-court settlement, the present transfer of shares and the contribution of shares having the character of transfer of control.

ARTICLE 12   POWERS

All powers are granted to the holder of an original of the present Agreement in order to carry out the required formalities.


ARTICLE 13   CONFIDENTIALITY

13.1 The Sellers undertake not to disclose any confidential information currently in their possession or which may come into their possession in the future concerning the FOGGINI GROUP companies, and not to use said information for the benefit of any third party.

Confidential information shall mean all information no available to the general public

13.2 This Agreement shall be strictly confidential. The Parties to the Agreement undertake not to disclose its contents unless legally obligated to do so or to defend their rights in a court of justice.

All press releases and other public relations activities of the Parties with regard to this Agreement shall be mutually approved by the Sellers and the Buyer in advance.


ARTICLE 14   FEES AND EXPENSES

Each of the Parties shall bear, without compensation from the other Party, the entirety of the fees and expenses it incurs for the preparation or the performance of this Agreement. This shall include specifically counsel and auditor fees.

The Parties recognize that there are no commissions due to any intermediary for the transfer or contribution of the shares of the GROUPE companies.


ARTICLE 15   REGISTRATION

Subject to any mandatory law or regulation, the transfer of the Shares shall be filed with the appropriate tax registration authority, by the Buyer, at his expense.


Without prejudice of the execution of this agreement the parties and the Companies expressly confirm their agreement in accordance to the terms set fort by article nine of Protocol of Brussels Convention of 27/09/1968.


Established in
On 29 March 1999

In ...originals



                                       /s/ David Benoit
--------------                         ----------------
THE SELLERS                            THE BENEFICIARY


Mr. Massimo Foggini                    "Key Plastics LLC"
                              Represented by Mr. David Benoit, Manager


Mr. Giovanni Foggini



Mr. Paolo Foggini



Mrs. Maria Alba Foggini